Exhibit 99.1

Ocean Power Technologies Secures $2 Million in Purchase Orders for PowerBuoys® in Latin America

OPT Expands Global Presence and Broadens Service Offerings

MONROE TOWNSHIP, NJ, January 31, 2025 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced a new partnership, with an initial $2 million of purchase orders in Latin America. The purchase orders are for OPT’s Next Generation PowerBuoys®, which utilize a combination of wave, solar, and wind power generation.

The Next Generation PowerBuoy® is a proven product that can be deployed for long durations in water depths ranging from coastal to deep ocean water and support payload above and below the surface. The systems can be equipped with a range of communication solutions This landmark order not only underscores the growing demand for OPT’s innovative solutions but also solidifies the company’s position as a leader in the marine intelligence and robotics industry.

Commenting on this significant achievement, Philipp Stratmann, President and CEO of Ocean Power Technologies, expressed his enthusiasm, stating, “We are thrilled to add PowerBuoys® to our offering in Latin America. This order builds on the growth of our WAM-V solutions that we have seen in this region recently. We believe adding PowerBuoys® will enable our customers to add permanent monitoring and marine intelligence solutions into the existing roaming capabilities we have started to deliver to the region. This order highlights our continued commitment to delivering unparalleled solutions to the region that redefine possibilities in marine intelligence.”

With a proven track record of delivering state-of-the-art solutions tailored to meet the evolving needs of diverse industries, OPT remains at the forefront of innovation in the maritime sector. The company’s dedication to excellence and customer satisfaction continues to drive its success, enabling it to forge strategic partnerships and expand its global footprint.

For more information about Ocean Power Technologies and their innovative solutions, please visit our website: Ocean Power Technologies

ABOUT Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results, including the performance of the PowerBuoys®, could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or OPTT@investor.morrowsodali.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com